Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion of our report dated June 24, 2025, in this Registration Statement on Amendment No. 3 to Form F-1, with respect to the consolidated financial statements of Bend Novatech Group Limited and its subsidiaries.

We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Assentsure PAC

Singapore

October 22, 2025